SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): July 1, 2002

CHICO’S FAS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, , Florida	33912

(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     Effective July 1, 2002, following action taken by the Board of Directors of Chico’s FAS, Inc. (the “Company”) and acting on the recommendation of the Company’s Audit Committee, the Company effectuated a change in its independent accountants. Accordingly, the engagement of Arthur Andersen LLP (“Andersen”) in that role was ended and the Company will retain Ernst & Young LLP (“E&Y”) as its independent accountants for the 2002 fiscal year ending February 1, 2003, subject to the execution of a definitive engagement letter between E&Y and the Company.

     Andersen’s reports on the Company’s consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen’s report on the Company’s consolidated financial statements for fiscal year 2001 ended February 2, 2002 was issued on an unqualified basis in conjunction with the publication of the Company’s Annual Report to Stockholders and the filing of the Company’s Annual Report on Form 10-K.

     During the Company’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Andersen’s letter, dated July 1, 2002, stating its agreement with such statements.

     During the Company’s two most recent fiscal years and through the date of this Form 8-K, the Company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated July 1, 2002 regarding change in independent auditor

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: July 1, 2002	By: /s/ Charles J. Kleman

Charles J. Kleman, Executive Vice President — Finance and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated July 1, 2002 regarding change in independent auditor

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